                                                           EXHIBIT 11

                               CANTEL INDUSTRIES, INC.

                          COMPUTATION OF EARNINGS PER SHARE


                                               Three Months Ended
                                                   October 31,
                                                  1997       1996
                                               ---------  ---------
           PRIMARY

Weighted average number of
  shares outstanding                           4,166,322  3,891,803
Dilutive effect of options and
  warrants using the treasury
  stock method and average
  market price for the period                    216,523    429,339
                                               ---------  ---------

Weighted average number of
  shares and common stock
  equivalents                                  4,382,845  4,321,142
                                               ---------  ---------
                                               ---------  ---------


Net income                                     $ 293,000  $ 222,000
                                               ---------  ---------
                                               ---------  ---------

Earnings per common share                         $ 0.07     $ 0.05
                                               ---------  ---------
                                               ---------  ---------

     FULLY DILUTED

Weighted average number of
  shares outstanding                           4,166,322  3,891,803

Dilutive effect of options and
  warrants using the treasury
  stock method and the higher
  of the period-end or average
  market price for the period                    245,400    434,975
                                               ---------  ---------

Weighted average number of
  shares and common stock
  equivalents                                  4,411,722  4,326,778
                                               ---------  ---------
                                               ---------  ---------


Net income                                     $ 293,000  $ 222,000
                                               ---------  ---------
                                               ---------  ---------


Earnings per common share                         $ 0.07     $ 0.05
                                               ---------  ---------
                                               ---------  ---------